UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): March 10, 2009
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On March 19, 2009, Valeant Pharmaceuticals International (the “Company”) announced the appointment of Dr. Bhaskar Chaudhuri as President, Valeant Pharmaceuticals International. Dr. Chaudhuri joined the Company upon the Company’s acquisition of Dow Pharmaceuticals Sciences, Inc. (“Dow”) on December 31, 2008 and his appointment as President, Valeant Pharmaceuticals International was effective as of March 10, 2009 (the “Effective Date”). In this role, Dr. Chaudhuri will oversee the Dow Services business and the Company's corporate business development activities, as well as the Company's branded generics operations in Mexico and Poland.
Biographical and Other Information Regarding Dr. Chaudhuri
Prior to joining the Company upon the Company’s acquisition of Dow, Dr. Chaudhuri, age 54, served for seven years as President and Chief Executive Officer and Member of the Board of Dow. Before joining Dow, Dr. Chaudhuri served as the Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, a subsidiary of Mylan Laboratories, where he oversaw the research and development activities for its Cardiovascular, Neurology and Dermatology businesses, as well as a segment of its manufacturing operations. Prior to his positions at Bertek, Dr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan Laboratories. Dr. Chaudhuri joined Mylan through the acquisition of Penederm Inc., where he was the Vice President of R&D.
Employment Arrangements with Dr. Chaudhuri
The Company entered into an employment agreement with Dr. Chaudhuri, dated March 10, 2009 (the “Employment Agreement”), with respect to his employment as President, Valeant Pharmaceuticals International. There is no specified term relating to Dr. Chaudhuri’s employment and he is an at-will employee.
Under the Employment Agreement, Dr. Chaudhuri will receive a sign-on bonus of $250,000 (which vests ratably over a one-year period) and an annual base salary of $500,000 and is eligible to receive a target annual incentive bonus equal to 60% of annual base salary if certain pre-determined performance goals established at the discretion of the Compensation Committee are achieved (up to 120% of annual base salary if maximum levels of performance are achieved).
By the first anniversary of the Effective Date, Dr. Chaudhuri is required to purchase shares of Company common stock with a minimum value of $500,000, which will be subject to transfer restrictions described in the Employment Agreement. For each share purchased, up to a maximum of $1,000,000 in shares, Dr. Chaudhuri will receive a restricted stock unit subject to time-based vesting restrictions (the “Matching Units”).
The Employment Agreement provides that Dr. Chaudhuri will receive options to purchase shares of Company common stock with a Black-Scholes value equal to $1,500,000 on the date that such grant is approved by the Compensation Committee (the “Grant Date”) (the “Options”). The Options will vest 25% on the anniversary of the Grant Date over the next four years provided that Dr. Chaudhuri remains employed with the Company on the applicable vesting date.
Under the Employment Agreement, Dr. Chaudhuri will receive a grant of performance share units (“PSUs”) equal to $1,500,000 divided by the Per Share Price on the Grant Date. These PSUs will vest between zero and 300% (three times the initial number of units granted) and be payable on the third or fourth anniversary of the Effective Date, provided that Dr. Chaudhuri remains employed by the Company on the applicable date and the applicable performance thresholds are met. The “Per Share Price” is the average of the closing prices of a share of the Company’s common stock for the twenty trading days prior to the applicable date.
The Company does not intend to grant Dr. Chaudhuri any further equity or equity-based awards over the next three years.
The Employment Agreement provides that Dr. Chaudhuri’s employment may be terminated by the Company upon his death or disability, or with or without cause, or by Dr. Chaudhuri with or without good reason (as defined in the Employment Agreement). Upon termination by the Company for cause or by Dr. Chaudhuri without good reason,

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Dr. Chaudhuri receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Dr. Chaudhuri is entitled to immediate vesting of all outstanding Options, Matching Units and PSUs (with respect to the PSUs, such vesting will be based on performance through the date of Dr. Chaudhuri’s termination).
Upon termination of Dr. Chaudhuri’s employment by the Company without cause or by Dr. Chaudhuri for good reason, other than in contemplation of or during the 12 months following a change in control (as defined in the Employment Agreement), Dr. Chaudhuri is entitled to a severance payment equal to 150% of the sum of (i) his base salary and (ii) his target bonus for the year of his termination. Dr. Chaudhuri is also entitled to any bonus earned but unpaid in respect of any fiscal year preceding the termination date plus any pro-rata bonus for the year of termination based on a target-level bonus and to continuation of employee benefits for 12 months. In addition, upon such event, Dr. Chaudhuri is released from any remaining repayment obligations with his sign-on bonus. All unvested equity awards are forfeited except that a pro-rata portion of the performance shares vest based on actual performance through the date of termination.
Upon a change in control, the performance share units vest based on performance through the date of the change in control and, to the extent not replaced with substitute awards of the acquiring company, all outstanding Options and Matching Units will vest. Upon termination of Dr. Chaudhuri’s employment by the Company without cause or by Dr. Chaudhuri for good reason, either in contemplation of or within 12 months following a change in control, Dr. Chaudhuri is entitled to a severance payment equal to two times the sum of (i) his base salary and (ii) target bonus for the year of his termination. Under these circumstances, Dr. Chaudhuri is also entitled to any bonus earned but unpaid in respect of any fiscal year preceding the termination date plus any pro-rata bonus for the year of termination based on a target-level bonus and to employee benefits for 12 months, and all outstanding Options and Matching Units shall vest, to the extent not vested on the change in control.
Prior to entering into the Employment Agreement, and effective upon the Company’s acquisition of Dow on December 31, 2008, Dr. Chaudhuri and Valeant Pharmaceuticals North America, a subsidiary of the Company, had entered into an employment agreement dated December 9, 2008 (the “Old Employment Agreement”). Pursuant to the Employment Agreement, effective one day prior to the Effective Date, the terms of the Old Employment Agreement were terminated and superseded by the Employment Agreement, except with respect to certain timing and manner of payment provisions with respect to severance benefits. Dr. Chaudhuri also entered into a non-compete agreement, dated December 9, 2008 in favor of the Company (the “Non-Compete Agreement”) in connection with the Company’s acquisition of Dow. Under the Non-Compete Agreement, Dr. Chaudhuri agreed not to compete with the Company’s businesses for a period of two years following his termination of employment with the Company.
Other than the terms of Dr. Chaudhuri’s Employment Agreement, Dr. Chaudhuri was not selected pursuant to any arrangement or understanding between Dr. Chaudhuri and any other person. There are no family relationships between Dr. Chaudhuri and the directors or executive officers of the Company.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: March 19, 2009	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President, General Counsel

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